                                                             Exhibit No. EX-23.n

                                     FORM OF
                             NATIONWIDE MUTUAL FUNDS
                                 RULE 18f-3 PLAN

                         Effective [_____________], 2007

WHEREAS,  Nationwide Mutual Funds, a Delaware statutory trust (the "Trust"),  is an  open-end  management  investment  company  registered  under the  Investment
Company Act of 1940, as amended (the "1940 Act");

WHEREAS,  the  following  have been  designated as the series and classes of the
Trust:

                  Series                                                                  Classes

Nationwide Mid Cap Growth Leaders Fund                      A, B, C, D, R, Institutional, Institutional Service
Nationwide Growth Fund                                      A, B, C, D, R, Institutional, Institutional Service
Nationwide Fund                                             A, B, C, D, R, Institutional, Institutional Service
Nationwide Bond Fund                                        A, B, C, D, R, X, Y, Institutional
Nationwide Tax-Free Income Fund                             A, B, C, D, X, Y, Institutional
Nationwide Government Bond Fund                             A, B, C, D, R, X, Y, Institutional
Nationwide Money Market Fund                                Prime, Service, Institutional
Nationwide S&P 500 Index Fund                               A, B, C, R, Service, Institutional Service
                                                            Local Fund, Institutional
Nationwide Small Cap Fund                                   A, B, C, R, Institutional, Institutional Service
Nationwide Large Cap Value Fund                             A, B, C, R, Institutional, Institutional Service
Nationwide Short Duration Bond Fund                         A, Service, C, IRA, Institutional
Nationwide U.S Growth Leaders Fund                          A, B, C, R, Institutional, Institutional Service
Nationwide Leaders Fund                                     A, B, C, R, Institutional, Institutional Service
Nationwide Value Opportunities Fund                         A, B, C, R, Institutional, Institutional Service
Nationwide Enhanced Income Fund                             A, R, Institutional, Institutional Service
Nationwide Small Cap Index Fund                             A, B, C, R, Institutional
Nationwide Mid Cap Market Index Fund                        A, B, C, R, Institutional
Nationwide International Index Fund                         A, B, C, R, Institutional
Nationwide Bond Index Fund                                  A, B, C, R, Institutional
Nationwide Investor Destinations Aggressive Fund            A, B, C, R, Institutional, Service
Nationwide Investor Destinations Moderately Aggressive Fund A, B, C, R, Institutional, Service
Nationwide Investor Destinations Moderate Fund              A, B, C, R, Institutional, Service
Nationwide Investor Destinations                            A, B, C, R, Institutional, Service
     Moderately Conservative Fund
Nationwide Investor Destinations Conservative Fund          A, B, C, R, Institutional, Service
Nationwide Global Technology                                A, B, C, R, Institutional, Institutional Service
     and Communications Fund
Nationwide Global Health Sciences Fund                      A, B, C, R, Institutional, Institutional Service
NorthPointe Small Cap Growth Fund                           A, B, C, R, Institutional, Institutional Service
NorthPointe Small Cap Value Fund                            A, B, C, R, Institutional, Institutional Service
Nationwide Emerging Markets Fund                            A, B, C, R, Institutional, Institutional Service
Nationwide International Growth Fund                        A, B, C, R, Institutional, Institutional Service
Nationwide Worldwide Leaders Fund                           A, B, C, R, Institutional, Institutional Service
Nationwide Global Financial Services Fund                   A, B, C, R, Institutional, Institutional Service
Nationwide Global Utilities Fund                            A, B, C, R, Institutional, Institutional Service
Nationwide Micro Cap Equity Fund                            A, B, C, R, Institutional, Institutional Service
Nationwide Mid Cap Growth Fund                              A, B, C, R, Institutional, Institutional Service
Nationwide U.S. Growth Leaders Long-Short Fund              A, B, C, R, Institutional, Institutional Service
Nationwide China Opportunities Fund                         A, B, C, R, Institutional, Institutional Service
Nationwide Global Natural Resources Fund                    A, B, C, R, Institutional, Institutional Service
Nationwide Optimal Allocations Fund: Growth                 A, B, C, R, Institutional, Institutional Service
Nationwide Optimal Allocations Fund:                        A, B, C, R, Institutional, Institutional Service
         Moderate Growth
Nationwide Optimal Allocations Fund:                        A, B, C, R, Institutional, Institutional Service
         Moderate
Nationwide Optimal Allocations Fund:                        A, B, C, R, Institutional, Institutional Service
         Specialty
Nationwide Optimal Allocations Fund:                        A, B, C, R, Institutional, Institutional Service
         Defensive
Nationwide Small Cap Leaders Fund                           A, B, C, R, Institutional, Institutional Service
Nationwide Hedged Core Equity Fund                          A, B, C, R, Institutional, Institutional Service
Nationwide Small Cap Growth Opportunities Fund              A, B, C, R, Institutional, Institutional Service
Nationwide Small Cap Value Fund                             A, B, C, R, Institutional, Institutional Service
Nationwide Small Cap Core Fund                              A, B, C, R, Institutional, Institutional Service
Nationwide Market Neutral Fund                              A, B, C, R, Institutional, Institutional Service
Nationwide Destination 2010 Fund                            A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2015 Fund                            A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2020 Fund                            A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2025 Fund                            A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2030 Fund                            A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2035 Fund                            A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2040 Fund                            A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2045 Fund                            A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2050 Fund                            A, C, R1, R2, Institutional, Institutional Service
Nationwide Retirement Income Fund                           A, C, R1, R2, Institutional, Institutional Service
Nationwide U.S. Small Cap Value Fund                        A, C, Institutional, Institutional Service
Nationwide International Value Fund                         A, C, Institutional, Institutional Service

_______________________

WHEREAS,  Nationwide Fund Advisors ("NFA") serves as investment adviser for each of the series;

WHEREAS,  Nationwide Fund  Distributors LLC serves as underwriter and Nationwide
Fund  Management  LLC serves as fund  administrator  and transfer  agent for the series of the Trust;

WHEREAS,  the Trust has adopted a  Distribution  Plan ("12b-1  Plan") under Rule
12b-1 of the 1940 Act providing for:

(1)  in the case of Class A shares of the Funds, fees of not more than 0.25% per annum of average net assets;

(2)  in the case of Class B shares of the Funds, fees of not more than 1.00% per annum of average net assets, of which 0.25% per annum of average net assets is considered a service fee;

(3)  in the case of Class C shares of the Funds, fees of not more than 1.00% per annum of  average  net  assets of which  0.25% per  annum is  considered  a service fee (for the  Nationwide  Money Market Fund,  fees of not more than
     0.85%, of which 0.10% is considered a service fee);

(4)  in the case of the Service Class shares of the  Nationwide  Short  Duration
     Bond Fund,  Nationwide Investor  Destinations  Aggressive Fund,  Nationwide
     Investor  Destinations  Moderately  Aggressive  Fund,  Nationwide  Investor
     Destinations  Moderate Fund,  Nationwide Investor  Destinations  Moderately
     Conservative Fund, Nationwide Investor Destinations Conservative Fund, fees of not more than 0.25% per annum of average net assets;

(5)  in the case of the Service  Class  shares of the  Nationwide  S&P 500 Index
     Fund and the Nationwide  Money Market Fund, fees of not more than 0.15% per annum of average net assets;

(6)  in the  case  of the IRA  Class  ("IRA  Shares")  of the  Nationwide  Short
     Duration  Bond Fund,  fees of not more than 0.25% per annum of average  net assets;

(7)  in the case of Local Fund Shares of the Nationwide S&P 500 Index Fund, fees of not more than 0.07% per annum of average net assets;

(8)  in the case of Class X shares  (formerly  Class B shares) of the Nationwide
     Bond,  Nationwide Government Bond and Nationwide Tax-Free Income Funds (the
     "Fixed Income Funds"), fees of not more than 0.85% per annum of average net assets, of which 0.10% is considered a service fee;

(9)  in the case of Class Y shares (formerly Class C shares) of the Fixed Income
     Funds,  fees of not more than 0.85% per annum of  average  net  assets,  of which 0.10% is considered a service fee;

(10) in the case of Class R shares of the Funds, fees of not more than 0.50% per annum of average net assets of which 0.25% is considered a service fee;

(11) in the case of Class R1 shares of the  Funds,  fees of not more than  0.65%
     per annum of average net assets of which 0.25% is considered a service fee;
     and

(12) in the case of Class R2 shares of the  Funds,  fees of not more than  0.50%
     per annum of average net assets of which 0.25% is considered a service fee;

WHEREAS, the Trust has adopted an Administrative Services Plan providing for:

(1)  in the case of Class A, Class D, Class R, Class R1, Class R2, Institutional
     Service  Class and Service  Class shares of the Funds and IRA Shares of the
     Nationwide  Short Duration Bond Fund, fees of not more than 0.25% per annum of average net assets;

WHEREAS, The Trust has established a Multiple Class Distribution System enabling the Trust,  as described in its  prospectuses,  to offer eligible  investors the option of purchasing  shares of its series with the following  features (not all series offer each option):

(1)  with a  front-end  sales load  (which  can vary  among  series and which is subject to certain  reductions and waivers among groups of purchasers)  and providing for a 12b-1 fee, an administrative services fee and under certain
     circumstances,   a  contingent   deferred  sales  charge  ("CDSC")  may  be
     applicable  for  purchases  sold  without  a sales  charge  and for which a finder's fee is paid (the "Class A shares of the Funds");

(2)  without a  front-end  load,  but  subject  to a CDSC  (which can vary among series  and which may be subject to  certain  reductions  or waivers  among groups of purchasers) and providing for a 12b-1 fee (the "Class B shares of the Funds");

(3)  without a  front-end  load*  and  subject  to a CDSC  (each of which may be subject to certain reductions and waivers among groups of purchasers),  and providing for a 12b-1 fee but not providing for an administrative  services fee (the "Class C shares of the Funds");

(4)  with a front-end  load (which can vary among series and which is subject to certain  reductions and waivers among groups of  purchasers)  and providing for an administrative  services fee, but not providing for a 12b-1 fee (the
     "Class D shares of the Funds");

(5)  without a  front-end  load or CDSC,  but  providing  for an  administrative services fee (the "Institutional Service Class shares of the Funds");

(6)  without  a  front-end  load or CDSC,  but  providing  for a 12b-1  fee,  an administrative services fee (the "Service Class shares of the Funds (except the Nationwide Short Duration Bond Fund)");

(7)  without a front-end load or CDSC, 12b-1 fee, or administrative  service fee
     (the "Institutional  Class shares of the Funds (except the Nationwide Short
     Duration Bond Fund)");

(8)  without a  front-end  load or a CDSC,  but  providing  for a 12b-1 fee,  an administrative  services  fee, and subject to a  redemption  fee in certain circumstances  (the "Service  Class shares and IRA shares of the Nationwide
     Short Duration Bond Fund");

(9)  without a  front-end  load or a CDSC,  but subject to a  redemption  fee in certain  circumstances (the  "Institutional  Class shares of the Nationwide
     Short Duration Bond Fund");

(10) with a  front-end  sales load (which is subject to certain  reductions  and waivers  among  groups of  purchasers)  and  providing  for a 12b-1 fee, an administrative  services fee and under certain circumstances,  a contingent deferred sales charge ("CDSC") may be applicable for purchases sold without a sales  charge  and for which a  finder's  fee is paid,  and  subject to a redemption  fee in  certain  circumstances  (the  "Class  A  shares  of the
     Nationwide Short Duration Bond Fund");

(11) without a front-end  load or CDSC or 12b-1 fee, but with an  administrative service fee (the "Prime Shares of the Money Market Fund");

(12) without a  front-end  load or a CDSC,  but  providing  for a 12b-1 fee (the
     "Local Fund shares of the Nationwide S&P 500 Index Fund");

(13) without a  front-end  load,  but  subject  to a CDSC  (which can vary among series  and  which  may be  subject  to  certain  waivers  among  groups of purchasers)  and providing for a lower 12b-1 fee than the Class B shares of a Fixed Income Fund (the "Class X shares of the Fixed Income Funds");

(14) without  a  front-end  load and  subject  to a CDSC  (each of which  may be subject to certain  reductions and waivers among groups of purchasers)  and providing  for a lower 12b-1 fee than the Class C shares of a Fixed  Income
     Fund (the "Class Y shares of the Fixed Income Funds");

(15) without a  front-end  load or CDSC,  but  providing  for a 12b-1 fee and/or administrative services fee (the "Class R shares of the Funds");

(16) without a  front-end  load or CDSC,  but  providing  for a 12b-1 fee and/or administrative services fee (the "Class R1 shares of the Funds"); and

(17) without a  front-end  load or CDSC,  but  providing  for a 12b-1 fee and/or administrative services fee (the "Class R2 shares of the Funds");

WHEREAS,  redemption  fees will be charged by all classes of the  Nationwide Mid
Cap  Growth  Leaders  Fund,  Nationwide  Value  Opportunities  Fund,  Nationwide
Worldwide  Leaders Fund,  Nationwide U.S. Growth  Leaders,  Nationwide  Emerging
Markets Fund,  Nationwide  International  Growth Fund,  Nationwide Global Health
Sciences Fund,  Nationwide Global Technology and Communications Fund, Nationwide
Small Cap Fund,  Nationwide  Leaders Fund,  Nationwide Global Financial Services
Fund,  Nationwide  Global  Utilities  Fund,  Nationwide  Micro Cap Equity  Fund,
Nationwide Mid Cap Growth Fund,  Nationwide U.S. Growth Leaders Long-Short Fund,
Nationwide  Growth  Fund,  Nationwide  Fund,  Nationwide  Large Cap Value  Fund,
Nationwide  Government  Bond Fund,  Nationwide  Bond Fund,  Nationwide  Tax-Free
Income  Fund,  Nationwide  S&P 500 Index  Fund,  Nationwide  Mid Cap Index Fund,
Nationwide Small Cap Index Fund, Nationwide International Index Fund, Nationwide
Bond Index Fund,  Nationwide China Opportunities Fund, Nationwide Global Natural
Resources Fund,  Nationwide Hedged Core Equity Fund, Nationwide Small Cap Growth
Opportunities Fund,  Nationwide Small Cap Value Fund,  Nationwide Small Cap Core
Fund, Nationwide Market Neutral Fund. These fees will be limited to a maximum of
2.00%,  or  the  limit  currently   required  by  the  Securities  and  Exchange
Commission,  and the  structure of these fees will be stated in each  applicable
Fund's prospectus.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing  interests in the same portfolio  notwithstanding  Sections  18(f)(1) and 18(i) under the 1940 Act if, among other things,  such  investment  company adopts a written plan setting forth the separate  arrangements  and expense  allocation  of each class and any related conversion features or exchange privileges;

NOW, THEREFORE,  the Trust,  wishing to be governed by Rule 18f-3 under the 1940
Act, hereby adopts this Rule 18f-3 Plan as follows:

1.   Each  class of  shares of a series  will  represent  interests  in the same portfolio of investments  of such series of the Trust,  and be identical in all respects to each other class of that series, except as set forth below.
     The only  differences  among the various classes of shares of the series of the Trust will relate solely to (a) different  distribution  or service fee payments  associated  with any Rule  12b-1 Plan for a  particular  class of shares and any other costs relating to  implementing  or amending such Plan
     (including  obtaining  shareholder  approval of such Plan or any  amendment thereto), which will be borne solely by shareholders of such class; and (b)
     different  administrative  service fees associated with any  Administrative
     Services Plan; (c) different Class  Expenses,  which will be limited to the following  expenses as determined by the Trustees to be  attributable  to a specific  class of shares:  (i) transfer  agency fees  identified  as being attributable  to a specific  class;  (ii)  printing  and  postage  expenses related  to  preparing  and  distributing  materials  such  as  shareholder reports,  prospectuses,  and proxy statements to current  shareholders of a specific class; (iii) Blue Sky notification  and/or filing fees incurred by a class of shares;  (iv) SEC  registration  fees  incurred by a class;  (v)
     expenses of  administrative  personnel  and services as required to support the  shareholders  of a specific  class;  (vi)  litigation  or other  legal expenses  and audit or other  accounting  expenses  relating  solely to one class;  (vii)  Trustee  fees or  expenses  incurred  as a result  of issues relating to one class;  (viii)  shareholder  meeting costs that relate to a specific class; (ix) wrapper fees, premiums and expenses related to wrapper agreements for the  Nationwide  Short Duration Bond Fund and the Nationwide
     Enhanced  Income  Fund;  (d) the  voting  rights  related to any 12b-1 Plan affecting  a  specific  class of shares  or  related  to any  other  matter submitted to shareholders in which the interests of a Class differ from the interests  of any  other  Class;  (e)  conversion  features;  (f)  exchange privileges; and (g) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied  upon  approval by a majority of the Trustees of the Trust,  including a majority of the Trustees who are not  interested persons of the Trust.

2.   Under the  Multiple  Class  Distribution  System,  certain  expenses may be attributable to the Trust, but not to a particular series or class thereof.
     All such  expenses  will be allocated  among series based upon the relative aggregate net assets of such series.  Expenses that are  attributable  to a particular  series,  but not to a  particular  class  thereof,  and income, realized gains and losses,  and unrealized  appreciation  and  depreciation will be  allocated  to each class based on its net asset value  relative to the net  asset  value of the  series  if such  series  does  not pay  daily dividends  and if the series does pay daily  dividends  on the basis of the settled shares method (as described in Rule 18f-3(c)(iii).  Notwithstanding the foregoing,  the principal underwriter,  the investment adviser or other provider of services to the Trust may waive or reimburse  the expenses of a specific  class or classes to the extent  permitted  under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

     A class of shares  may be  permitted  to bear  expenses  that are  directly attributable to such class  including:  (a) any  distribution/service  fees associated  with any Rule 12b-1 Plan for a  particular  class and any other costs relating to implementing  or amending such Plan (including  obtaining shareholder  approval  of such  plan  or any  amendment  thereto);  (b) any administrative  services fees associated with any  administrative  services plan for a particular class and any other costs relating to implementing or amending such plan (including  obtaining  shareholder approval of such plan or any amendment  thereto)  attributable  to such class;  and (c) any Class
     Expenses determined by the Trustees to be attributable to such class.

3.   Class B shares and Class X shares  (former  Class B shares) of the  series, other  than  shares  purchased  through  reinvestment  of a  dividend  or a distribution  with  respect  to the  Class B  shares  or  Class  X  shares, respectively,  of the series, shall automatically convert to Class A shares of the same series on the date that is the first  business day of the month after  which  the  Class B  shares  or Class X shares  of the  series  were outstanding  for seven years.  Such  conversion will be on the basis of the relative net asset values of each class. After the conversion,  such shares will have all of the  characteristics  and  rights of Class A shares of the same series.  Shares purchased  through the reinvestment of a dividend or a distribution  with  respect  to the Class B shares or Class X shares of the series will be  converted  to Class A shares of the same series in the same proportion as the number of the shareholder's  Class B or Class X shares of the series  converting  to Class A shares of the same  series  bears to the shareholder's  total  Class B shares  or Class X shares of the  series  not acquired through dividends and distributions.

4.   To the extent  exchanges  are  permitted,  shares of any class of the Trust will be exchangeable with shares of the same class of another series of the
     Trust,  or with money  market fund shares of the Trust as  described in the applicable  prospectus.  With  respect to Class X and Class Y shares of the
     Fixed Income Funds,  exchanges  will be permitted  from Class X shares of a
     Fixed  Income  Fund into Class B shares of the other  series (to the extent otherwise  permitted)  and from Class Y shares of a Fixed  Income Fund into
     Class C shares of the other  series  (to the extent  otherwise  permitted).
     However,  there will be no  exchanges  from Class B shares of other  series into Class X shares of a Fixed  Income  Fund and no  exchange  from Class C shares  of  other  series  into  Class Y  shares  of a Fixed  Income  Fund.
     Exchanges  will comply with all  applicable  provisions of Rule 11a-3 under the 1940 Act.

5.   Dividends paid by a series of the Trust as to each class of its shares,  to the extent any dividends  are paid,  will be calculated in the same manner, at the same time,  on the same day, and will be in the same amount,  except that any distribution/service fees, administrative services fees, and Class
     Expenses allocated to a class will be borne exclusively by that class.

6.   Any distribution  arrangement of the Trust, including distribution fees and front-end  and deferred  sales loads,  will comply with Section 2830 of the
     Conduct Rules of the National Association of Securities Dealers, Inc.

7.   The initial  adoption of, and all material  amendments,  to this 18f-3 Plan must be approved  by a majority  of the  members of the  Trust's  Trustees, including a majority of the Board members who are not interested persons of the Trust.

8.   Prior to the initial  adoption  of, and any  material  amendments  to, this
     18f-3 Plan,  the Trust's  Trustees  shall  request  and  evaluate,  and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the
     18f-3 Plan.